Exhibit 32.2

PLAYTEX PRODUCTS, INC.
SARBANES-OXLEY ACT SECTION 906 CERTIFICATIONS

     In connection with the Annual Report of Playtex Products, Inc. (the “Company”) on Form 10-K for the period ending December 25, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Kris J. Kelley, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	March 10, 2005	By:	/S/ KRIS J. KELLEY Kris J. Kelley Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)